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                                                                       EXHIBIT j


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated May 5, 2003, on the financial statements and financial highlights of AIM High Income Municipal Fund, AIM Tax-Free Intermediate Fund, and AIM Tax-Exempt Cash Fund as of and for the year ended March 31, 2003 in the Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-66242).



                                                              ERNST & YOUNG LLP

Houston, Texas
July 1, 2003